ENTERTAINMENT CAPITAL CORPORATION

43180 BUSINESS PARK DRIVE, SUITE 202

TEMECULA, CA 92590

DEFINITIVE ACQUISITION AGREEMENT

This definitive acquisition agreement (the “Agreement”) defines the terms and conditions of the acquisition by Entertainment Capital Corporation (“ECC”), a Nevada corporation, of a majority of the common stock of FilmMates, Inc. (“FilmMates”), a Nevada Corporation.

RECITALS

WHEREAS, FilmMates is a privately-held company incorporated in the state of Nevada having authorized, issued and outstanding 100 million shares of common stock with no shares of preferred stock authorized, and

WHEREAS, FilmMates is engaged in the production and underwriting of motion picture films with a catalogue of 39 feature films and contracts to produce and finance an additional 19 films, and

WHEREAS, Entertainment Capital Corporation is incorporated in the state of Nevada with two billion shares of common stock authorized, of which 1,726,974 shares are currently issued and outstanding with 5,000,000 shares of preferred stock authorized but unissued and undesignated, and

WHEREAS, Entertainment Capital Corporation is a publicly traded, fully reporting company that reports under the Investment Company Act of 1940 as a “business development company,” and

WHEREAS, ECC desires to acquire, and FilmMates desires to sell, fifty-one percent (51%) of FilmMates capital stock in a stock-for-stock transaction,

NOW THEREFORE, ECC and FilmMates hereby agree to the following transaction:

TRANSACTION

1.1

ECC shall acquire 51,000,000 shares of FilmMates common stock, representing 51% of the total issued and outstanding common stock of FilmMates.  Such shares to be issued to ECC shall be taken from the existing outstanding rather than from newly issued shares such that, after the issuance of stock to ECC, the total outstanding common stock of FilmMates shall remain 100 million shares.

1.2

ECC shall issue to the shareholders of FilmMates a total of 15,450,000 shares of newly issued ECC common stock.  Such stock shall bear a restrictive legend under Rule 144 of the Securities Act of 1933.

1.3

At closing, FilmMates shall be entitled to appoint new officers and directors of ECC as determined by FilmMates.

1.4

ECC shall retain all cash raised under the current offering and such cash shall be verifiable to FilmMates at closing.  It is the intention of all parties hereto that the cash raised in the offering shall not be used for any purpose prior to closing without the express written consent of FilmMates and such cash shall remain a corporate asset of ECC that survives the transaction contemplated herein.

1.5

“Closing” shall occur within five (5) days of all conditions to close (see below) being met to the mutual satisfaction of all parties.

CONDITIONS OF FILMATES PRIOR TO CLOSE

Prior to closing the above transaction, FilmMates shall provide the following documents into an escrow account for the review and acceptance of ECC:

2.1

Basic Corporate Documents

1.

Certificates or articles of incorporation and by-laws for FilmMates, as currently in effect.

2.

Minutes of meetings (or written consents in lieu of meetings) of the stockholders and Board of Directors of FilmMates, and of each committee of the Board since inception.

3.

Any agreements between FilmMates and any or all of the stockholders.

2.2

Financial and Tax Matters

1.

Financial statements for the last three fiscal years including income statements, balance sheets, sources and uses of funds statements.

2.

Updated financial records on disk (Peachtree format)

3.

Hard copies of all current payables invoices and receivables.

4.

Hard copies of all paid invoices for the past 2 years.

5.

Financial projections for the next 24 months.

6.

All federal, state, local and foreign tax returns for the last five years.

7.

All consents, waivers or other agreements with taxing authorities.

8.

All information concerning any significant claim asserted by any taxing authority against FilmMates.

9.

Litigation files and settlement documents (if any) relating to any tax litigation, whether in court or as part of any administrative proceeding.

10.

Any correspondence with the taxing authorities.

11.

Description of all contingent liabilities not disclosed in the latest balance sheets provided and any material contracts subject to renegotiation.

2.3

Bank Financings and other Credit Support Agreements

1.

Letters of credit, guarantees, indemnity agreements and other credit support undertakings or contingent liabilities to which FilmMates or any of its stockholders are a party.

2.

Evidence of any intercompany indebtedness and a list of outstanding loans to or from any officers, directors and employees of FilmMates.

3.

Financing or other credit agreements with trade creditors relating to trade payables.

4.

Any correspondence relating to FilmMates’ non-compliance with any loan agreement or any other credit arrangement.

2.4 Regulatory and Litigation Matters

1.

Any settlement agreements, consent decrees, court or administrative judgments or orders.

2.

Any complaints, court papers and correspondence relating to any litigation, arbitration or investigations (or threatened litigation or investigations) by which the business of FilmMates may be affected.

3.

Description of any facts that may give rise to any litigation, arbitration or administrative proceedings involving FilmMates or its stockholders.

2.5

Contracts and Agreements

1.

Any agreements restricting the ability of FilmMates to compete against others or in which third parties agreed not to compete with FilmMates.

2.

All agreements and plans entered into by FilmMates relating to the acquisition of or merger with, a business or an interest in any business, whether by acquisition of shares, assets or otherwise. If any significant portion of the business assets were acquired from a third party, copies of each acquisition agreement and any related agreements and schedules.

3.

Commitments for capital expenditures.

4.

All documents (whether or not recorded) purporting to create liens, security interests or other encumbrances on all property owned or leased by FilmMates.

2.6

Employee Matters

1.

Employment and termination agreements with current and former employees of FilmMates.

2.

Profit sharing plans and agreements.

3.

Deferred compensation plans and agreements.

4.

Union contacts and collective bargaining agreements and a description of any past labor disputes.

5.

Executed employment agreements between FilmMates and John Bailey and Alan Goda.

2.7 Intellectual Property

1.

Schedule of assets identifying each film in the library by title, date of acquisition, percentage ownership, assigned rights and contractual obligations.

2.

Documents supporting FilmMates’ ownership rights in each named film.

3.

Schedule of current film projects identifying working title, percentage ownership, assigned rights, contractual obligations, time to completion, percentage completion, and estimated future costs.

4.

Documents supporting FilmMates’ ownership and contractual obligations for each existing film project.

2.8

Miscellaneous

1.

Certificate representing 51,000,000 shares of FilmMates common stock in the name of Entertainment Capital Corporation.

2.

$50,000 cash for the benefit of Javelin Advisory Group, deliverable to Javelin at the time of closing.

3.

Certification from the officers of FilmMates that the total outstanding common stock of FilmMates does not exceed 100 million shares.

4.

Shareholder listing of FilmMates common stock.

5.

Certification by FilmMates officers that there are no undisclosed liabilities, obligations, threatened or pending legal matters, or continent liabilities of FilmMates.

6.

Listing of the names of shareholders and the number of ECC shares to be issued to each FilmMates shareholder.

7.

Executed consent of the Board of Directors and shareholders of FilmMates.

CONDITIONS OF ENTERTAINMENT CAPITAL PRIOR TO CLOSE

Prior to closing the above transaction, ECC shall provide the following documents into an escrow account for the review and acceptance of FilmMates:

3.1

Basic Corporate Documents

1.

Certificates or articles of incorporation and by-laws for ECC, as currently in effect.

2.

Minutes of meetings (or written consents in lieu of meetings) of the stockholders and Board of Directors of ECC, and of each committee of the Board since inception.

3.

Any agreements between ECC and any or all of the stockholders.

3.2

Financial and Tax Matters

1.

Audited financial statements for the last three fiscal years including income statements, balance sheets, sources and uses of funds statements.

2.

Updated financial records on disk (Peachtree format)

3.

Hard copies of all current payables invoices and receivables.

4.

All federal, state, local and foreign tax returns for the last two years.

5.

All consents, waivers or other agreements with taxing authorities.

6.

All information concerning any significant claim asserted by any taxing authority against FilmMates.

7.

Litigation files and settlement documents (if any) relating to any tax litigation, whether in court or as part of any administrative proceeding.

8.

Any correspondence with the taxing authorities.

9.

Description of all contingent liabilities not disclosed in the latest balance sheets provided and any material contracts subject to renegotiation.

3.3

Bank Financings and other Credit Support Agreements

1.

Letters of credit, guarantees, indemnity agreements and other credit support undertakings or contingent liabilities to which ECC or any of its stockholders are a party.

2.

Evidence of any intercompany indebtedness and a list of outstanding loans to or from any officers, directors and employees of ECC.

3.

Financing or other credit agreements with trade creditors relating to trade payables.

4.

Any correspondence relating to ECC’s non-compliance with any loan agreement or any other credit arrangement.

3.4 Regulatory and Litigation Matters

1.

Any settlement agreements, consent decrees, court or administrative judgments or orders.

2.

Any complaints, court papers and correspondence relating to any litigation, arbitration or investigations (or threatened litigation or investigations) by which the business of ECC may be affected.

3.

Description of any facts that may give rise to any litigation, arbitration or administrative proceedings involving ECC or its stockholders.

3.5

Contracts and Agreements

1.    Any agreements restricting the ability of ECC to compete against others or in which third parties agreed not to compete with ECC.

2.

All agreements and plans entered into by ECC relating to the acquisition of or merger with, a business or an interest in any business, whether by acquisition of shares, assets or otherwise. If any significant portion of the business assets were acquired from a third party, copies of each acquisition agreement and any related agreements and schedules.

3.

Commitments for capital expenditures.

4.

All documents (whether or not recorded) purporting to create liens, security interests or other encumbrances on all property owned or leased by ECC.

3.6

Employee Matters

1.

Employment and termination agreements with current and former employees of ECC.

2.

Profit sharing plans and agreements.

3.

Deferred compensation plans and agreements.

4.

Union contacts and collective bargaining agreements and a description of any past labor disputes.

3.7

Miscellaneous

1.

Certificate representing 15,000,000 shares of ECC common stock in the names provided by FilmMates, Inc.

2.

Transfer agent detail showing total common stock outstanding and list of shareholders.

3.

Executed contract between ECC and Javelin Advisory Group for management services.

4.

Certification by ECC officers that there are no undisclosed liabilities, obligations, threatened or pending legal matters, or continent liabilities of ECC.

5.

Executed consent of the Board of Directors and shareholders of ECC.

MISCELLANEOUS

4.1

Confidentiality.  The parties hereto agree that the terms of this Agreement are confidential and that neither party shall, without the prior consent of the other party hereto, disclose or issue any press release or announcement nor permit its respective employees or agents to disclose or issue any press release or announcement of the terms of this Agreement or the transactions contemplated herein, except that either party may make such disclosures as are reasonable to prospective lenders, investors, consultants, attorneys and accountants, without the prior written approval of the other party. The parties may disclose such information as may be required to be disclosed by any court of competent jurisdiction or any governmental agency having authority to compel such disclosure or as otherwise required by law.

4.2

Termination.  In the event that for any reason Closing as set forth herein is not executed by midnight (E.S.T.) on January 31, 2006 (the “Termination Time”), either party may terminate this Agreement without liability to the other party.

4.3

Executions in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

4.4

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California, without giving effect to the principles of conflicts of law.

ACCEPTED AND AGREED this 24 day of December, 2005 by and between FilmMates, Inc. and Entertainment Capital Corporation.

For ENTERTAINMENT CAPITAL CORPORATION

By:/s/ Shane H. Travller

     Shane H. Traveller

     Chairman

For FILMMATES, INC.

By: /s/ John M. Bailey

    John M. Bailey

    President

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